Exhibit 99.1

First Wave BioPharma Regains Compliance With Nasdaq’s Minimum Bid Price Requirement

Nasdaq Panel Oversight Process Closed

BOCA RATON, Fla., Feb. 7, 2023 (GLOBE NEWSWIRE) -- First Wave BioPharma, Inc. (NASDAQ:FWBI) (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that on February 6, 2023, the Company received formal notice from the Nasdaq Hearing Panel (the “Panel”) indicating that First Wave BioPharma has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and advised that the Panel’s oversight process of the Company is now closed. The Panel previously notified the Company on December 20, 2022, that the Company had regained compliance with the minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) set forth in Nasdaq Listing Rule 5550(b)(1) based on the Company’s representation that following the closing of its private placement offering for gross proceeds of approximately $2.5 million on November 22, 2022, the Company believed it had stockholders’ equity in excess of the $2.5 million required under the Minimum Stockholders’ Equity Requirement.

“Maintaining our Nasdaq listing is key to our growth strategy and our efforts to generate long-term shareholder value by expanding awareness of First Wave BioPharma within the investment community,” stated James Sapirstein, Chairman, President and CEO of First Wave BioPharma.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple clinical stage programs built around its two proprietary technologies – the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-inflammatory properties. First Wave is advancing two Phase 2 clinical programs built around adrulipase for the treatment of exocrine pancreatic insufficiency (FW-EPI) in patients with cystic fibrosis (CF) and chronic pancreatitis (CP). In developing adrulipase, First Wave is seeking to provide CF and CP patients with a safe and effective therapy to control EPI that is non-animal derived and offers the potential to dramatically reduce their daily pill burden. The company is also advancing multiple programs involving niclosamide, including FW-UP for ulcerative proctitis and ulcerative proctosigmoiditis, FW-UC for ulcerative colitis, and FW-CD for Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

Forward-Looking Statement

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.
777 Yamato Road, Suite 502
Boca Raton, FL 33431
Phone: (561) 589-7020
investors@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.
David Schemelia: (609) 468-9325

dschemelia@tiberend.com

Bill Borden: (732) 910-1620
bborden@tiberend.com